UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

LINDBLAD EXPEDITIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	LIND	The NASDAQ Stock Market LLC

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2020, the Compensation Committee (the “Committee”) of the Board of Directors of Lindblad Expeditions Holdings, Inc. (the “Company”) approved grants of a new type of award under the Company’s 2015 Long-Term Incentive Plan (the “Plan”) consisting of performance-based Market Stock Units (“MSUs”) to replace the remaining 50% of stock to be awarded for the 2020 long-term incentive plan. The MSUs are a type of Other Stock or Cash Based Award that may be granted by the Committee under the Plan, pursuant to which a percentage (which may be greater than 100%) of a target number of shares of Company common stock may be earned based on the percentage increase or decrease in the Company’s average stock price over an applicable performance period, subject to certain limitations under the MSU Award Agreement.

This summary is not intended to be complete and is qualified in its entirety by reference to the form of MSU Award Agreement that will be used for the awards of MSUs, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 8.01	Other Events

The Company also announced today, that it is rescheduling or rebooking, as applicable, the majority of its expeditions scheduled through November 30, 2020 due to continued travel restrictions from the global spread of the COVID-19 virus. The Company continues to estimate a monthly cash usage while its vessels are not in operations of approximately $10-15 million including ship and office operating expenses, necessary capital expenditures and interest and principal payments. This excludes guest payments for future travel and cash refunds requested on previously made guest payments.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of the Exhibit
10.1	Form of Market Stock Unit Award Agreement.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

October 5, 2020	By:	/s/ Craig I. Felenstein
Craig I. Felenstein Chief Financial Officer